================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BARNETT INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  BARNETT INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                                  BARNETT INC.
                               3333 Lenox Avenue
                          Jacksonville, Florida 32254

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 1997

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Barnett Inc. (the "Company") will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, on December 4, 1997 at 12:00 p.m., Eastern Standard time, to consider and act on the following matters.

          1. The election of two Class 2 directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. The ratification of the Barnett Inc. 1996 Omnibus Incentive Plan;

          3. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

          4. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on October 28, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report for the fiscal year ended June 30, 1997 is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                             By Order of the Board of Directors

                                             ALFRED C. POINDEXTER, Secretary
October 31, 1997

                                  BARNETT INC.

                                PROXY STATEMENT
                            ------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 1997
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Barnett Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 12:00 p.m., Eastern Standard time, on Thursday, December 4, 1997, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, 32202. The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board"), and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the two nominees for Class 2 directors, (ii) the proposal to ratify the Company's 1996 Omnibus Incentive Plan (the "Omnibus Plan") and (iii) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 31, 1997.

                                     VOTING

     Stockholders of record at the close of business on October 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were outstanding 16, 171, 437 shares of common stock, $.01 par value, of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of September 30, 1997, the number of shares of Common Stock beneficially owned by each director and executive officer, by the directors and executive officers of the Company as a group and by each holder of at least five percent of outstanding Common Stock known to the Company.

                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL        PERCENT OF
                   NAME OF BENEFICIAL OWNER                    OWNERSHIP         COMMON STOCK
     ----------------------------------------------------  -----------------     ------------
     Waxman USA Inc.(1)..................................      7,186,530             44.4%
     Melvin Waxman (2)...................................      7,210,530             44.6%
     Armond Waxman (2)...................................      7,211,230             44.6%
     Putnam Investors (3)................................      1,726,289             10.7%
     Janus Capital Corporation (4).......................      1,594,625              9.9%
     Sheldon Adelman.....................................         10,000                *
     Morry Weiss.........................................         15,000                *
     William R. Pray (5).................................         42,900                *
     Andrea M. Luiga (5).................................         12,900                *
     Andrew S. Fournie (5)...............................          7,000                *
     Alfred C. Poindexter (5)............................          8,650                *
     Directors and Officers
     as a group (8 individuals) (2)(5)...................      7,331,680             45.3%

---------------

* less than 1%

(1) Waxman Industries, Inc. ("Waxman Industries"), of which Waxman USA Inc. is a wholly-owned subsidiary, may be deemed to be the beneficial owner of the shares of Common Stock owned by Waxman USA Inc.

(2) Includes 7,186,530 shares of Common Stock owned by Waxman USA Inc. Each of Messrs. Melvin and Armond Waxman may be deemed to be the beneficial owners of such shares by virtue of their respective positions as Co-Chief Executive Officers and Chairman of the Board and President, respectively of Waxman USA Inc. Messrs. Armond and Melvin Waxman have disclaimed beneficial ownership of such shares owned by Waxman USA Inc.

(3) The information set forth in the table with respect to Putnam Investments Inc. was obtained from a Schedule 13G, dated January 27, 1997, filed with the Securities and Exchange Commission. Such Schedule 13G reflects Putnam Investments Inc.'s beneficial ownership as of December 31, 1996.

(4) The information set forth in the table with respect to Janus Capital Corporation was obtained from Amendment No. 1 to Schedule 13G, dated February 10, 1997, filed with the Securities and Exchange Commission. Such
    Schedule 13G reflects Janus Capital Corporation's beneficial ownership as of December 31, 1996.

(5) Includes for each of Mr. Pray, Ms. Luiga, Mr. Fournie and Mr. Poindexter (x) an aggregate of 42,500, 12,500, 6,250 and 6,250 shares of Common Stock, respectively, which may be acquired by each of such individuals upon the exercise of employee stock options, and (y) 400 shares of restricted Common Stock granted to each of Mr. Pray, Ms. Luiga, Mr. Fournie and Mr. Poindexter pursuant to the Omnibus Plan, which such shares may be voted by such individuals but may not be transferred for one year from the date of grant.

                                       I.

                             ELECTION OF DIRECTORS

     Two Class 2 directors are to be elected at the Annual Meeting. The Board has recommended the persons named in the table below as nominees for election as Class 2 directors. Both such persons are presently directors of the Company.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the two nominees for director set forth below. If, for any reason, either nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why either nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The Board currently consists of five members and is divided into three classes. The following information is derived from information supplied by the directors and is presented with respect to the nominees for election as directors of the Company in Class 2 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 1 and 3 whose terms expire at the annual meeting of stockholders occurring in 1999 and 1998, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2000

(CLASS 2)

                                                           HAS BEEN A DIRECTOR OF THE
               NAME OF DIRECTOR                    AGE          CORPORATION SINCE
-----------------------------------------------    ---     ---------------------------
Armond Waxman..................................    57                 1984
Morry Weiss....................................    55                 1996

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

Directors Whose Term Expires in 1999 (CLASS 1)

                                                           HAS BEEN A DIRECTOR OF THE
               NAME OF DIRECTOR                    AGE          CORPORATION SINCE
-----------------------------------------------    ---     ---------------------------
Melvin Waxman..................................    61                 1984
Sheldon G. Adelman.............................    54                 1996

Director Whose Term Expires in 1998 (CLASS 3)

                                                           HAS BEEN A DIRECTOR OF THE
               NAME OF DIRECTOR                    AGE          CORPORATION SINCE
-----------------------------------------------    ---     ---------------------------
William R. Pray................................    49                 1993

     MR. ARMOND WAXMAN was elected Vice-Chairman of the Board in December 1995. Mr. Waxman has been a Director of the Company since its acquisition by Waxman Industries in 1984. Mr. Waxman was elected Co-Chief Executive Officer of Waxman Industries in May 1988 and was Co-Chairman of the Board of Waxman Industries from June 1995 until April 1996. Mr. Waxman had been the President and Treasurer of Waxman Industries from August 1976 until June 1995, and was reappointed to the position of President in April 1996. Mr. Waxman has been a director of Waxman Industries since 1962 and was the Chief Operating Officer of Waxman Industries from August 1966 to May 1988. Mr. Waxman was a director of Ideal Plumbing Group, Inc., a Canadian subsidiary of Waxman Industries, that was involuntarily liquidated in 1994. Mr. Armond Waxman is the brother of Melvin Waxman.

     MR. MORRY WEISS is the Chairman of the Board and Chief Executive Officer of American Greetings Corporation. Mr. Weiss joined American Greetings Corporation in 1961. He was appointed President and Chief Operating Officer in June 1978, Chief Executive Officer in February 1992 and Chairman of the Board in February 1992. Mr. Weiss is a director of Syratech Corp., National City Corporation and Artistic Greetings Corporation. Mr. Weiss is also active in various community affairs. Mr. Weiss has been a Director of the Company since 1996.

     MR. MELVIN WAXMAN was elected Chairman of the Board of the Company in January 1996. Mr. Waxman has been a Director of the Company since its acquisition by Waxman Industries in 1984. Mr. Waxman was elected Co-Chief Executive Officer of Waxman Industries in May 1988, Co-Chairman of the Board of Waxman Industries in June 1995 and Chairman of the Board of Waxman Industries in April 1996. Mr. Waxman has been the Chief Executive Officer of Waxman Industries for over 20 years and has been a director of Waxman Industries since 1962. Mr. Waxman has been either Chairman or Co-Chairman of the Board of Waxman Industries since August 1976. Mr. Waxman was a director of Ideal Plumbing Group, Inc., a Canadian subsidiary of Waxman Industries, that was involuntarily liquidated in 1994. Mr. Melvin Waxman is the brother of Armond Waxman.

     MR. SHELDON G. ADELMAN is the principal of Adelman Capital, a private investment firm. From 1974 to 1997, Mr. Adelman was the Chairman of the Board and Chief Executive Officer of Blue Coral, Inc. a multi-divisional, commercial and consumer product manufacturer with worldwide sales to the automotive appearance aftermarket. Mr. Adelman serves on the Board of Directors of Phoenix Dye Works, Cleveland, Ohio and is active in many civic organizations. Mr. Weiss has been a Director of the Company since 1996.

     MR. WILLIAM R. PRAY was elected President, Chief Executive Officer and a director of the Company in February 1993. Mr. Pray was elected President and Chief Operating Officer of Waxman Industries in June 1995, and resigned these positions in April 1996 upon consummation of the initial public offering of the Company (the "Initial Public Offering"). From February 1991 to February 1993, Mr. Pray was Senior Vice President--President of Waxman Industries' U.S. Operations, after serving as President of the Mail Order/Telesales Group (which included the Company) since 1989. He joined the Company in 1978 as Regional Sales Manager, became Vice President of Sales and Marketing in 1984 and was promoted to President in 1987. Mr. Pray is a director of Waxman Industries. Mr. Pray has been a Director of the Company since 1993.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Company consummated the Initial Public Offering in April 1996, and in connection therewith, established certain committees of the Board. During the fiscal year ended June 30, 1997, five meetings of the Board were held and the Board acted numerous times by written consent. The Company has an Executive Committee, Audit Committee and Compensation and Stock Option Committee. Messrs. Melvin Waxman, Armond Waxman and William Pray serve on the Executive Committee, and Messrs. Sheldon Adelman and Morry Weiss serve on the Audit Committee and Compensation and Stock Option Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held one meeting in fiscal 1997.

COMPENSATION AND STOCK OPTION COMMITTEE

     The general functions of the Compensation and Stock Option Committee (the "Compensation Committee") include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of the Company and the grants under such plans. The Compensation Committee administers both the Omnibus Plan and the Employee Stock Purchase Plan of the Company. The Compensation Committee held one meeting during fiscal 1997 and on several occasions it took action by written consent.

DIRECTOR REMUNERATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive quarterly compensation of $4,000 and $1,000 for each meeting of the Board or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets). All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

     In addition to the foregoing, compensation, pursuant to the 1996 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), in fiscal 1996 each of the Chairman and Vice Chairman of the Board was granted an option exercisable to purchase 100,000 shares of Common Stock and each of Messrs. Adelman and Weiss was granted an option exercisable to purchase 25,000 shares of Common Stock, in each case at the fair market value of the Common Stock on the date of grant ($21.00). The Non-Employee Directors Plan provides that each non-employee director may elect to receive, in lieu of their annual director compensation, an option exercisable to purchase 5,000 shares of Common Stock, at the fair market value thereof on the date of grant. Mr. Weiss elected to receive such an option in lieu of the annual compensation to which he would have been entitled for calendar 1997.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 1997 to the Chief Executive Officer and the three other most highly compensated executive officers of the Company:

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                ANNUAL COMPENSATION(1)       SECURITIES
                                               ------------------------      UNDERLYING       ALL OTHER
             NAME AND                                         BONUS ($)       OPTIONS/       COMPENSATION
        PRINCIPAL POSITION            YEAR     SALARY ($)        (2)          SARS (#)         ($) (3)
----------------------------------    -----    ----------     ---------     ------------     ------------
William R. Pray...................     1997      278,942       171,327              --          58,870
President and Chief Executive          1996      244,423       129,760         170,000          58,870
  Officer                              1995      229,738        57,607              --              --

Andrea M. Luiga...................     1997      103,884        56,001              --              --
Vice President -- Finance              1996       92,885        60,080          50,000              --
  and Chief Financial Officer          1995       79,469        17,050              --              --

Andrew S. Fournie.................     1997      109,615        28,738              --              --
Vice President -- Marketing            1996       96,923        12,000          25,000              --
                                       1995       94,677        20,163              --              --

Alfred C. Poindexter..............     1997      101,231        26,549              --              --
Vice President -- Operations           1996       92,077        10,872          25,000              --
                                       1995       90,062        19,089              --              --

---------------

(1) Certain executive officers received compensation in fiscal 1995, 1996 and 1997 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) All bonuses were paid under the Company's Profit Incentive Plan, except $100,000 and $90,000 received by Mr. Pray and $50,000 and $30,000 received by Ms. Luiga as discretionary bonuses in fiscal 1996 and fiscal 1997, respectively.

(3) All other compensation represents premiums on split-dollar life insurance policies.

EMPLOYMENT AGREEMENTS

     Mr. Pray entered into an employment agreement with the Company which became effective as of July 1, 1990, was amended as of January 1, 1996 and terminates on January 1, 2006. Pursuant to such employment agreement, Mr. Pray is to serve as President and Chief Executive Officer of the Company and will provide services to the Company in such managerial areas as Mr. Pray served in the past and such additional duties as shall be assigned to Mr. Pray by the Chairman and Vice-Chairman of the Board. Mr. Pray's employment agreement provides for a salary of $260,000 for the first year of the employment agreement and provides that for each year thereafter the minimum annual salary will be increased by eight percent (8%) of the prior year's base salary until such base salary reaches $300,000 per year, after which time the base salary shall be increased (but not decreased) each year by (1) changes in the applicable Consumer Price Index (the "CPI"), or (2) such greater amount as may be determined by the Board, in its discretion. If the increase in the CPI for 1997 is greater than 8%, Mr. Pray's base salary for 1998 shall be increased above $300,000 by the percentage arrived at by subtracting 8% from the increase in the CPI for 1997. In connection with a review of the Company's executive compensation programs, Mr. Pray's base salary was increased to $300,000 effective January 1, 1997. Mr. Pray is eligible to receive discretionary bonuses as may from time to time be determined in the sole discretion of the Board. In addition, pursuant to the terms of the employment agreement, Mr. Pray will continue to be provided with certain benefits and perquisites currently provided to him, as well as a $2,000,000 split dollar life insurance policy and has also entered into a money purchase deferred compensation agreement pursuant to which the Company established an account into which it deposits approximately $59,000 annually. The balance remaining in the account upon the termination of employment of Mr. Pray shall be paid to him or his beneficiaries, as the case may be.

     In the event that Mr. Pray's employment is terminated without Cause (as defined) or in the event he terminates his employment for Good Reason (as defined), he will be entitled to receive, in one lump sum, an amount equal to the present value of the product of (i) the sum of (x) the base salary (as such base salary would have been adjusted for the remainder of the term) and (y) the average of the bonus compensation paid to Mr. Pray with respect to the three years preceding the termination of the new employment agreement and (ii) the greater of (a) the remaining number of years (or portions thereof) in the term of the new employment agreement and (b) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such compensation would be reduced to the highest amount that would not constitute an excess parachute payment. The employment agreement also contains provisions which restrict Mr. Pray from competing with the Company during the term of the agreement and for two years following termination thereof.

STOCK OPTION AND SAR GRANTS

     There were no stock options or SARs granted by the Company during fiscal 1997 to the executive officers named in the Summary Compensation Table.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth information with respect to (i) the numbers of unexercised options held by each of the executive officers named in the Summary Compensation Table who held options as of June 30, 1997 and (ii) the value of unexercised in-the-money options as of June 30, 1997. None of the executive officers exercised any options in fiscal 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                 AT FISCAL YEAR END(#)       AT FISCAL YEAR END ($)(1)
                       NAME                    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
     ----------------------------------------  -------------------------     -------------------------
     William R. Pray.........................        42,500/127,500             $446,250/$1,338,750
     Andrea M. Luiga.........................        12,500/ 37,500             $131,250/$ 393,750
     Andrew S. Fournie.......................         6,250/ 18,750             $ 65,625/$ 196,875
     Alfred C. Poindexter....................         6,250/ 18,750             $ 65,625/$ 196,875

---------------

(1) Calculated on the basis of the closing share price ($24.50) of the Common Stock as of June 30, 1997, as reported by the Nasdaq National Market, less the exercise price.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee was appointed contemporaneously with the consummation of the Initial Public Offering. The Compensation Committee's function is to establish and review the Company's arrangements and programs for compensating executive officers, including the executive officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Company.

PHILOSOPHY AND POLICY

     The general objective of the Compensation Committee with respect to the compensation of executive officers is to assure that the Company provides competitive compensation and benefits programs that attract and retain capable executives who are integral to the success of the Company, reward them for the achievement of both short-term and long-term objectives of the Company and provide them with an economic incentive to increase stockholder value. The Compensation Committee anticipates that the attainment of certain targeted operating results and other short-term goals will be compensated through annual bonuses, and long-term incentives are, and will be, provided through medium-term cash compensation programs and the grant of stock options under the Omnibus Plan described below. The bonuses and stock options are in addition to executives' yearly base salaries, which are intended to be competitive with companies which the Compensation Committee believes are comparable to the Company. Historically, the Board has not established the cash compensation levels for the Company's executive officers, other than the Chief Executive Officer. The Board had delegated to Mr. Pray the responsibility for determining the salaries and bonuses payable to these individuals.

     During the first quarter of fiscal 1997, the Company retained an independent compensation consulting firm to review the Company's existing executive compensation programs and to recommend to the Compensation Committee additional and/or alternative executive compensation schemes designed to satisfy the above mentioned objectives. However, prior to the finalization of the compensation consultant's analyses, the Company determined to defer modifying its existing compensation schemes. Nonetheless, after considering the compensation consultant's preliminary analyses, the Compensation Committee determined to increase Mr. Pray's annual base pay to $300,000 effective January 1, 1997.

     Currently, annual bonus payments to eligible executives under the Company's existing Profit Incentive Plan are based on attainment of overall corporate earnings targets. The earnings targets were recommended by management, established by William R. Pray and approved by the Compensation Committee. Bonuses are granted to participants if the target level of earnings is achieved, the size of the executive's bonus increases with the level of earnings growth up to a certain maximum level of bonus. The percentage of an eligible executive's salary which may be earned as a bonus varies depending on the employee's position with the Company.

     The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Company, the grant of stock options aligns the interest of the executives with those of the Company's stockholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, based on the employee's performance and position with the Company. Contemporaneous with the Initial Public Offering, stock options were granted to approximately 75 employees, including executive officers, pursuant to the Omnibus Plan and stock options were granted to approximately 25 employees in fiscal 1997. All stock options granted in fiscal 1996 and 1997 were non-qualified, had an exercise price equal to at least the market value of the Common Stock on the date of grant and generally vest over four years, except under limited circumstances. The amount of stock options previously awarded and outstanding for each executive officer is reviewed by the Committee but is not considered a critical factor in determining the size of any executive stock option award in any year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     William R. Pray's compensation for fiscal 1997 was determined by an employment agreement entered into shortly before the completion of the Initial Public Offering. The overall compensation included in the agreement was principally a continuation of the compensation in effect under Mr. Pray's prior employment agreement with Waxman Industries. In connection with the Company's reevaluation of its executive compensation programs, the Company increased Mr. Pray's base salary to $300,000 per annum, effective January 1, 1997.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the compensation which is subject to this limitation to be paid to the Company's executives will exceed the deduction limit set by Section 162(m).

                                          MEMBERS OF THE COMMITTEE

                                          SHELDON ADELMAN

                                          MORRY WEISS

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth under "Information Relating to the Board of Directors and Certain Committees of the Board" and their relationship to the Company is set forth under "Election of Directors."

CERTAIN RELATIONSHIPS

     The Company engages in business transactions with Waxman Industries and its subsidiaries. Products purchased for resale from Waxman Industries and its subsidiaries totaled approximately $13.7 million in fiscal 1997, $12.2 million in fiscal 1996 and $11.3 million in fiscal 1995. Sales to these entities totaled $140,000 in fiscal 1997, $172,000 in fiscal 1996 and $195,000 in fiscal 1995.

     The Company and Waxman Industries provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. In connection with the Initial Public Offering, the Company and Waxman Industries, among others, entered into a New Intercorporate Agreement. Pursuant to the new Intercorporate Agreement, Waxman Industries may provide certain managerial, administrative and financial services to the Company for which the Company will pay Waxman Industries the allocable cost of the salaries and expenses of Waxman Industries' employees while they are rendering such services. The Company also reimburses Waxman Industries for actual out of pocket disbursements to third parties by Waxman Industries required for the provision of such services by Waxman Industries. In addition to the services provided by Waxman Industries to the Company pursuant to the New Intercorporate Agreement, the Company also continues to provide certain services to U.S. Lock, an operating division of WOC Inc., a wholly-owned indirect subsidiary of Waxman Industries. These services include the utilization of the Company's management information systems, financial accounting, order processing and billing and collection services. Waxman Industries pays to the Company the allocable cost of the salaries and expenses of the Company's employees while they are performing such services. Waxman Industries also reimburses the Company for all actual out-of-pocket disbursements to third parties by the Company required for the provision of such services. The net effect of these charges is not material. The arrangements provided in the New Intercorporate Agreement may be modified and additional arrangements may be entered into pursuant to a written agreement between the Company and Waxman Industries.

     On July 1, 1997, the Company purchased substantially all of the business of LeRan Gas Products, a division of WOC Inc. A Special Transaction Committee of the Board, comprised of Messrs. Weiss and Adelman, was appointed to evaluate the transaction. In connection with the Special Transaction Committee's evaluation of the contemplated acquisition, the Committee received the advice of and a fairness opinion from an independent investment banking firm which stated that the purchase price to be paid by the Company pursuant to the Purchase Agreement among the Company, Waxman USA Inc. and WOC Inc. was fair from a financial point of view to the stockholders of the Company.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return of the Common Stock, the Nasdaq Composite Index and the Standard & Poor's Building Materials Index for the period since the Common Stock commenced trading on March 29, 1996 to the fiscal year ended June 30, 1997. The graph assumes $100 invested on March 29, 1996 in the Company and each of the other indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                Starting
                                 Basis
Description                      03/96          06/96           06/97
-----------                     --------        -----           -----
Barnett Inc.                    $100.00         $205.36         $175.01
S&P Building Materials          $100.00         $107.81         $138.76
NASDAQ US                       $100.00         $108.16         $131.54

---------------
ASSUMES INITIAL INVESTMENT OF $100
*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
 NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

                                      II.

                        RATIFICATION OF THE BARNETT INC.
                             OMNIBUS INCENTIVE PLAN

     Prior to the Initial Public Offering, the Board and the sole stockholder of the Company approved the Omnibus Plan. The Board amended the Omnibus Plan in August 1996 to permit limited transferability of stock based awards for estate planning purposes and in July 1997 to provide for termination of awards three months (twelve months if terminated by the Company) after termination of a participant's employment for any reason other than Cause (as defined in the Omnibus Plan), disability or death.

     The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to 1,500,000 shares of Common Stock. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

     The Omnibus Plan is being presented to the Stockholders of the Company for ratification to ensure continued compliance with Section 162(m) of the Code. No further Awards will be granted under the Omnibus Plan if such ratification is not obtained.

DESCRIPTION

     The following description of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, as amended, which is set forth as Annex A to this Proxy Statement.

     The Compensation Committee administers the Omnibus Plan and has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards, including, but not limited to the vesting of Awards. Members of the Compensation Committee are not eligible to receive Awards under the Omnibus Plan and are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code.

     Stock Awards. The Compensation Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as the Compensation Committee deems appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares will be forfeited to the Company.

     SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company the difference between the fair market value of the Common Stock on the date of exercise and the fair market value of the Common Stock on the date of the grant of the SAR, less applicable withholding of federal and state taxes. The Company may, at its election, pay such difference in cash or in shares of Common Stock valued at the fair market value of the Common Stock on the day preceding the date of payment. In no event may (i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $100,000 without the approval of the Compensation Committee and ratification of the board, or (ii) a holder of a SAR, who is also an employee of the Company or its subsidiaries, exercise a SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.

     Options Issued Under Omnibus Plan. The terms of specific options are determined by the Compensation Committee. Options granted may be non-qualified ("NQSO's") or incentive options within the meaning of Code Section 422 ("ISO's"). The exercise price shall not be less than 100% of fair market value of the Common Stock on the date of grant (or 110% in the case of an ISO granted to a 10% stockholder (a "10% Stockholder")). Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant (or 5 years in the case of a 10% Stockholder). Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

     The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) three months (twelve months if the employee is terminated by the Company) after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Omnibus Plan),
(ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) twelve months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) twenty-four months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) twelve months after the date on which the optionee dies if such death occurs during the twelve-month period following the termination of the optionee's employment by reason of retirement of mental or physical disability. In no event may the unexercised portion of any ISO granted under the Omnibus Plan be exercisable for more than (a) three months after the termination of the Optionee's employment other than for (i) mental or physical disability, or (ii) death; or (b) twelve months after the date on which the Optionee's employment is terminated by reason of mental and physical disability. Options may not be exercised after the termination date.

     Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR. Upon exercise of a Tandem Option, the related SAR will terminate, the value being limited to the credit which can be applied only toward the purchase price of Common Stock. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised.

     Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock.

     The maximum number of Awards which may be issued under the Omnibus Plan is 500,000 per participant in any one fiscal year. As of September 30, 1997, the following individuals and groups had been granted Options and shares of restricted Common Stock, respectively, under the Omnibus Plan in the amounts indicated: William R. Pray -- 220,000 and 400 shares; Andrea M. Luiga -- 65,000 and 400 shares; Andrew S. Fournie -- 40,000 and 400 shares; and Alfred C. Poindexter -- 40,000 and 400 shares; all current executive officers as a group -- 365,000 and 1,600 shares; all current non-executive officers a group -- 62,250 and 600 shares; and all employees, including all current officers who are not executive officers as a group -- 340,000 and 600 shares. As of September 30, 1997, the market value of Common Stock underlying outstanding Options and restricted stock awards was approximately $14,981,250 and $46,750, respectively.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the Awards under the Omnibus Plan. This description does not purport to be a complete description of the federal income tax aspects of the Omnibus Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive options.

     There will be no federal income tax consequences to employees or the Company on the grant of a NQSO. On the exercise of a NQSO, the employee generally will have taxable ordinary income, subject to withholding, equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Company will be entitled to a tax deduction in an amount equal to the amount of income recognized by the employee provided the Company complies with applicable withholding and/or reporting rules. Any ordinary income realized by an employee upon exercise of a NQSO will increase his or her tax basis in the Common Stock thereby acquired. An employee who transfers a NQSO in a non arms' length transaction will be subject to taxation as described above at the time that the transferee exercises the NQSO.

     Any gain or any loss recognized upon the subsequent disposition of the acquired Common Stock will be a capital gain or loss, and will be a mid-term gain if such shares of Common Stock are held for more than one year and not more than eighteen months, and will be long-term gain if such shares are held for more than eighteen months. Any loss will be long-term if such shares are held for more than one year.

     An employee who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his or her surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     With respect to ISOs, no compensation income is recognized by a participant, and no deduction is available to the Company upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of ISOs, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. The net federal income tax effects on the holder of ISOs generally is to defer (except for alternative minimum tax purposes), until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise, and to treat such gain as capital gain. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the exercise date. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Company generally will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition. The use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

     With respect to SARs, when a participant exercises a SAR grant under the Omnibus Plan, the amount of cash received will be ordinary income subject to withholding, and will be allowed as a deduction to the Company, subject to the Company satisfying its reporting and/or withholding obligations.

     Since restricted stock and restricted stock units will not be transferable and will be subject to forfeit by the participant, should the participant leave the Company's employ during a specified period, for federal income tax purposes the restricted stock and restricted stock units will be subject to a "substantial risk of forfeiture" during such period. Thus, a participant will defer the recognition of income until the end of that period and recognize compensation income equal to the fair market value of the restricted stock and restricted stock units at such time unless the participant elects to recognize compensation income on the date of grant. Subject to the Company satisfying certain reporting and/or withholding obligations, the Company will be entitled to a deduction at the time and in an amount equal to the compensation income recognized by the participant. Any additional gain or any loss recognized upon the subsequent disposition of the acquired shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     If the Company delivers cash, in lieu of fractional shares, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Company, provided it complies with applicable withholding requirements.

     Section 162(m) of the Code, which generally disallows the annual tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Generally, since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event (other than in the case of a disqualified depository), this provision should not affect the Company's tax treatment with regard to ISOs. Options (other than ISOs) and SARs granted under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The Omnibus Plan meets such requirements and, accordingly, any income realized by employees with respect to Options or SARs granted under the Omnibus Plan is not subject to the deduction limitation of Section 162(m). Compensation attributable to Awards of restricted stock and restricted stock units will not qualify as performance-based compensation.

     The Omnibus Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is qualified under Section 401(a) of the Code. The Committee may take such additional steps as are necessary to ensure that other Awards under the Omnibus Plan qualify for exemption from the deduction limitations of Code Section 162(m).

VOTE REQUIRED FOR RATIFICATION OF THE OMNIBUS PLAN

     Ratification of the Omnibus Plan requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board recommends a vote FOR ratification of the Omnibus Plan.

                                      III.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be asked to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 1997 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1984. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, as independent public accountants of the Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no such forms were required, the Company believes that, during the fiscal year ended June 30, 1997, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that each of Messrs. Melvin Waxman and Armond Waxman did not timely file a Form 4 for March 1997; however, such forms were filed shortly after the required filing dates.

                                 OTHER BUSINESS

     The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business properly is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Company for the year ended June 30, 1997 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, including the financial statements and schedules thereto. Requests should be directed to Secretary, Barnett Inc., 3333 Lenox Avenue, Jacksonville, Florida 32254.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     The Company intends to hold its 1998 annual meeting of stockholders in November or December 1998. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 3333 Lenox Avenue, Jacksonville, Florida 32254, by July 7, 1998.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL II (RATIFICATION OF THE OMNIBUS
PLAN) AND FOR PROPOSAL III (THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          ALFRED C. POINDEXTER, Secretary

October 31, 1997

                                                                         ANNEX A

                                  BARNETT INC.

                          1996 OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

     The purposes of this Barnett Inc. 1996 Omnibus Incentive Plan (the "Plan") are to encourage selected employees, directors or consultants of Barnett Inc.(together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

        As used in the Plan, the following terms shall have the meanings set forth below:

        (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

        (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or other Stock Award or Stock-Based Award granted under the Plan.

        (c) "Award Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Award granted under the Plan.

        (d) "Board" shall mean the Board of Directors of the Company.

        (e) "Cause" shall mean (i) the Participant's willful misconduct, gross negligence or dishonesty in the performance of his or her duties on behalf of the Company, (ii) the neglect, failure or refusal of the Participant to carry out any reasonable request of the Board or other officer or supervisor having supervisory authority over the Participant, (iii) the material breach of any provision of any employment, consulting or other services contract between the Participant and the Company, (iv) the entering of a plea of guilty or nolo contendere to, or the Participant's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct.

        (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (g) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

        (h) "Covered Employee" shall mean an employee of the Company if either
(i) as of the close of the fiscal year, such employee is the chief executive officer of the Company or is an individual acting in such capacity, or (ii) the total compensation of such employee for the fiscal year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

        (i) "Dividend Equivalent" shall mean any right granted under Section 6(d) of the Plan.

        (j) "Fair Market Value" with respect to Shares at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last 3 trading days, in either case as officially reported by the principal securities exchange on which the Shares are listed or admitted to trading or as reported on the National Association of Securities Dealers

Automated Quotation National Market System ("NASDAQ NMS"), or, if the Shares are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ NMS, the average closing bid price as furnished by the NASD through the National Association of Securities Dealers Automated Quotation System ("NASDAQ")or similar organization if NASDAQ is no longer reporting such information for the last 3 trading days, or failing any of the foregoing, as determined in good faith by resolution of the Committee, based on the best information available to it. The phrase "Fair Market Value" as it relates to all other property shall be determined in good faith by resolution of the Committee based on the best information available to it.

        (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

        (l) "Key Employee" shall mean any employee who is a regular employee of the Company or its present and future Affiliates.

        (m) "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not an Incentive Stock Option.

        (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (o) "Participant" shall mean a Key Employee, director or consultant who has been granted an Award under the Plan.

        (p) "Performance Award" shall mean any right granted under Section 6(f) of the Plan.

        (q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        (r) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

        (s) "Restricted Securities" shall mean Restricted Stock or any other Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

        (t) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

        (u) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

        (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

        (w) "Shares" shall mean the common stock of the Company, $.01 par value per share, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (x) "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

        (y) "Stock Award" shall mean an Award of an Option, Restricted Stock, or other right or security consisting of or convertible into Shares.

        (z) "Stock-Based Award" shall mean an Award of a Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit or other right, the value of which is determined by reference to Shares.

        (aa) "Tandem Option" shall mean a Non-Qualified Option issued in tandem with a Stock Appreciation Right.

SECTION 3. ADMINISTRATION

     (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company ("Stockholder") and any employee of the Company or of any Affiliate. Notwithstanding anything to the contrary contained herein, prior to the date upon which the Company first registers its Shares under Section 12 of the Securities Exchange Act of 1934, as amended, the Plan may be administered by the Board of Directors, and the Board shall have all of the rights, privileges, and authority conferred upon the Committee pursuant to the Plan.

     (b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred; (vii) interpret and administer the Plan and any instruments or agreements relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(b):

          (i) Limitation on Number of Shares. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Stock Awards and Stock-Based Awards is 500,000 per Participant in any fiscal year, and is an aggregate maximum for all Participants in all years of 1,500,000. All or any number of such Shares subject of Incentive Stock Options, in the sole discretion of the Committees. To the extent that an Award ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan; provided, however, that in the case of an Option which is terminated or otherwise cancelled in the same fiscal year in which it is granted (or for purposes of determining the aggregate maximum number of Shares which may be subject to Options, granted to any Participant, an Option is terminated or otherwise cancelled at any time) both the new Option and the terminated Option shall be counted for purposes of determining whether the Participant has received the maximum number of Options permitted under this Plan.

          (ii) Accounting for Awards. For purposes of this Section 4, for any Award which is denominated in, or with respect to, Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company pursuant to any Award, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall be counted against the Shares available for granting Awards under the Plan.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (b) Adjustments. In the event that the Committee shall determine that any
(i) subdivision or consolidation of Shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property),
(iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (x) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (y) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (z) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     Eligibility for Awards. Awards may be granted only to Key Employees, directors or consultants. In determining the employees to whom Awards shall be granted and the number of shares or units to be covered by each Award, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or a subsidiary who is not also a regular full-time employee will not be eligible to receive an Award provided in Section 5(b). A Key Employee, director or consultant who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options. Except as provided in Section 5(b), no member of the Committee shall be eligible to receive an Award under the Plan. Notwithstanding anything to the contrary herein, Incentive Stock Options may be granted only to employees of this Company, or its present of future parent or subsidiary corporations (as defined in Section 424 of the Code).

SECTION 6. AWARDS

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided however, that the purchase price per Share purchasable under an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (ii) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant (5 years in the case of a 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, outstanding Awards or other consideration, or any combina-tion thereof, having a Fair Market Value on the exercise date equal to the relevant option price) in which, payment of the option price with respect thereto may be made or deemed to have been made.

          (iv) Early Termination. Unless otherwise determined by the Committee and set forth in an option agreement between the Company and the Participant, the unexercised portion of any Option granted under the Plan will generally be terminated (a) three months (or twelve months if the Participant's employment is terminated by the Company) after the date on which the Participant's employment is terminated if the Participant's employment is terminated for any reason other than (i) Cause, (ii) mental or physical disability (as defined in Section 22(e)(3) of the Code), or
     (iii) death; (b) immediately upon the termination of the Participant's employment by the Participant or by the Company for Cause; (c) 12 months after the date on which the Participant's employment is terminated by reason of mental or physical disability, or (d)(i) 24 months after the date on which the Participant's employment is terminated by reason of the death of the Participant, or (ii) 12 months after the date on which the Participant shall die if such death shall occur during the 12-month period following the termination of the Participant's employment by reason of mental or physical disability. Notwithstanding the foregoing, in no event may the unexercised portion of any Incentive Stock Option granted under the Plan be exercisable for more than (a) 3 months after the termination of any Participant's employment other than for (i) mental or physical disability (as defined in Section 22(e)(3) of the Code, or (ii) death; or (b) 12 months after the date on which the Participant's employment is terminated by reason of mental or physical disability (as defined in Section 22(e)(3) of the Code). In no event may an Option be executed after the termination date.

          (v) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder thereof a right to receive, upon exercise thereof, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, but not limited to the following:
(i) no aggregate payment by the Company during any fiscal year upon the exercise of Stock Appreciation Rights may exceed $100,000 without Committee approval ratified by the Board, and (ii) a Participant may not exercise a Stock Appreciation Right if the aggregate amount to be received as a result of his or her exercise of Stock Appreciation Rights in the preceding 12-month period exceeds such Participant's current base salary.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate but not inconsistent with the provisions of the Plan:

          (i) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole, or in part, any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units.

          (iii) Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (d) Dividend Equivalents. The Committee is hereby authorized to grant Awards to Participants under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares and payable on such date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

     (e) Other Awards. The Committee is hereby authorized, to the extent permitted under Rule 16b-3 and applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, outstanding Awards, or other consideration, or any combination thereof, as the Committee shall determine.

     (f) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated as a Stock Award or a Stock-Based Award and payable in cash, Shares, other securities or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals and during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Prior to Performance Award, this Committee shall, if it intends for such Awards to be exempt from the limitations of Section 162(m) of the Code, taken such action necessary to qualify such Awards as performance-based compensation, within the meaning of Section 162(m) of the Code, including disclosing and obtaining shareholder approval of the material terms of such performance goals.

     (g) General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, that any Tandem Option shall be subject to the following provisions: upon exercise of an Option issued as part of a Tandem Option, the Participant shall be entitled to a credit toward the option exercise price equal to the value of the Stock Appreciation Rights issued in tandem with the Option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company in respect of such Stock Appreciation Rights. Upon such exercise of a Tandem Option, the related Stock Appreciation Right shall terminate and the value of such Stock Appreciation Right shall be limited to such credit. Upon the exercise of a Stock Appreciation Right issued as part of a Tandem Option, the Option to which such Stock Appreciation Right relates shall cease to be exercisable to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant or exercise of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant of crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares or other securities.

          (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be exercisable, assignable, alienable, saleable, or transferable by a Participant otherwise than (w) by will or by the laws of descent and distribution, (x) (1) to the spouse or any lineal ancestor or descendant of the Participant or (2) to a trust, the sole beneficiaries of which are any are or all of such Participant or the spouse or any lineal ancestor or descendant of such Participant, (y) in the case of an Award of Restricted Securities, to the Company or (z) with the consent of, or in accordance with rules and procedures established by, the Committee. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under the Code and applicable law with respect to any Award, by the Participant's guardian or legal representative and, if an Award or any right under such Award has been transferred in accordance with the provisions hereof, by the transferee of such Award, or the right therein, or such other person as may be entitled to exercise such Award or right on behalf of such transferee. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. Except as set forth in Section 6(a)(ii), the term of each Award shall be for such period as may be determined by the Committee.

          (vi) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. COMPANY DEDUCTION FOR AWARD

     No Non-Qualified Stock Option may be exercised without Committee approval in any year in which the deduction for compensation paid in connection with such exercise would be, or is expected to be, denied by virtue of Code Section 162(m). In addition, in the event that the Committee determines that compensation payable will not be deductible by virtue of Section 162(m) of the Code, the Committee shall consider deferring, and if in its sole discretion it deems it appropriate, defer the payment of any Award until the earliest time at which payment of such amounts would constitute deductible compensation paid to an employee for purposes of the Company's income tax return.

SECTION 8. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted to the extent such rights are not then accrued and vested, without the consent of any Stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the Stockholders no amendment, alteration, suspension, discontinuation, or termination shall be made that would: (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 of the Plan; (ii) materially increase the benefits accruing to Participants under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, or where shareholder approval would be required under Section 422 of the Code in order for Incentive Stock Options to qualify thereunder or under Section 162(m) of the Code.

          (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. GENERAL PROVISIONS

     (a) No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

     (c) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 10. EFFECTIVE DATE OF THE PLAN

     The Plan is effective as of March 27, 1996.

SECTION 11. TERM OF THE PLAN

     The Plan shall continue until the earlier of (i) the date on which all Stock Awards and Stock-Based Awards issuable hereunder have been issued and(ii) the termination of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 12. EFFECTIVENESS OF THE PLAN

     The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of the shares represented at a meeting duly held in accordance with Delaware Law within twelve (12) months after being approved by the Board, the Plan and all Options granted under it shall be void and of no force and effect.

PROXY                             BARNETT INC.                            PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 4, 1997

         The undersigned appoints each of Melvin Waxman and William R. Pray, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Proxy Card, all the shares of Common Stock of Barnett Inc. held of record by the undersigned on October 28, 1997, at the Annual Meeting of Stockholders of Barnett Inc. to be held on December 4, 1997.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



A        [X]      PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE

                                            FOR          WITHHOLD

1.       Nominees for                       / /             / /

                                                         NOMINEES:
         Class I
                                                         Armond Waxman
         Director:
                                                         Morry Weiss

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line provided below:)

         ---------------------------------------------
                                                                           FOR      AGAINST      ABSTAIN
2.       Proposal to approve the Barnett Inc. 1996 Omnibus
         Incentive Plan.                                                   / /      / /          / /

3.       Proposal to approve Arthur Andersen LLP as                        / /      / /          / /
         independent public accountants for the
         Company.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on October 28, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report for the fiscal year ended June 30, 1997 is enclosed herewith.

         YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                                          DATED__________,1997

         SIGNATURE STOCKHOLDER              SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. Joint owners each should sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.